UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2013

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8824

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 25, 2013, Carver Bancorp, Inc. (the "Company") held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accountants, an advisory vote regarding the compensation of the Company's named executive officers, the non-binding advisory proposal to approve executive compensation, and the frequency of future non-binding advisory proposals on executive compensation. The vote of the stockholders was as follows:

Proposal 1.	The election as directors of the nominees listed below each to serve for a three-year term.

Nominee	For	Withheld	Broker Non-Votes
Pazel G. Jackson, Jr.	2,993,254	5,961	295,171
Susan M. Tohbe	2,993,563	5,652	295,171
Deborah C. Wright	2,986,317	12,898	295,171

Proposal 2.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2014.

For	Against	Abstain
3,285,441	4,624	4,321

Proposal 3.	An advisory, non-binding proposal to approve the compensation of our named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
2,358,356	13,117	627,740	295,173

Proposal 4.	An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,369,719	611	5,350	623,534	295,173

Item 8.01    Other Events.

On September 25, 2013, the Company made a presentation at its 2013 Annual Meeting of Stockholders. A copy of the presentation as presented at the 2013 Annual Meeting of Stockholders is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for any purpose.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 99.1	Carver Bancorp, Inc. Presentation dated September 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: September 27, 2013	By:	/s/ Deborah C. Wright
Deborah C. Wright
Chairman and Chief Executive Officer